Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Accelrys, Inc.’s 2011 Stock Incentive Plan, of our reports dated March 14, 2011, with respect to the consolidated financial statements and schedule of Accelrys, Inc. and the effectiveness of internal control over financial reporting of Accelrys, Inc., included in its Transition Report on Form 10-KT for the nine-month period ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Diego, California

August 10, 2011